NORTH CAROLINA
Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF MERGER

OF

MOBILE HOME RENTAL HOLDINGS LLC

INTO

STACK-IT STORAGE, INC.

the original of which was filed in this office on the 13th day of October, 2017.

Scan to verify online.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 13th day of October, 2017.

Elaine F. Marshall

Secretary of State

Certification# C201728600082-1 Reference# C201728600082-1
Verify this certificate online at http://www.sosnc.gov/verification

SOSID: xxxxxxxxx
Date Filed: 10/13/2017 9:55:00 AM
Elaine F. Marshall
North Carolina Secretary of State
C2017 286 00082

State of North Carolina
Department of the Secretary of State

ARTICLES OF MERGER

Pursuant to North Carolina General Statute Sections 55-11-05(a), 55A-11-09(d), 55A-11-04, 57D-9-42, 59-73.32(a) and 59-1072(a), as applicable, the undersigned entity does hereby submit the following Articles of Merger as the surviving business entity in a merger between two or more business entities.

1. The name of the surviving entity is Stack-It Storage, Inc., a *(check one)* X corporation, ☐ nonprofit corporation, ☐ professional corporation, ☐ limited liability company, ☐ limited partnership, ☐ partnership, ☐ limited liability partnership organized under the laws of

   Nevada *(state or country)*.

2. The address of the surviving entity is:

   Street Address: 1101 Richmond Avenue, Suite 525 City: Houston

   State: Texas Zip Code: 77042 County: Harris

   (a) *(Complete only if the surviving business entity is a foreign business entity that is not authorized to transact business or conduct affairs in North Carolina.)* The mailing address of the surviving foreign business entity is:

   Street Address: 1101 Richmond Avenue, Suite 525 City: Houston

   State: Texas Zip Code: 77042 County: Harris

   The Surviving foreign business entity will file a statement of any subsequent change in its mailing address with the North Carolina Secretary of State.

3. For each merging entity: *(if more than one, complete on separate sheet and attach.)*

   The name of the merged entity is Mobile Home Rental Holdings LLC, a *(check one)* ☐ corporation, ☐ nonprofit corporation, ☐ professional corporation, X limited liability company, ☐ limited partnership, ☐ partnership, ☐ limited liability partnership organized under the laws of

   North Carolina *(state or country)*.

   The mailing address of each merging entity is: *(if more than one, complete on separate sheet and attach)*
   Street Address: 136 Main Avenue City: Pineville

   State: North Carolina Zip Code: 28134 County: Mecklenburg

4. If the surviving business entity is a domestic business entity, the text of each amendment, if any, to the Articles of Incorporation, Articles of Organization, or Certificate of Limited Partnership within the Plan of Merger is attached.

5. A Plan of Merger has been duly approved in the manner required by law by each of the business entities participating in the merger.

6. These articles will be effective upon filing unless a delayed date and/or time is specified ________.

This the 28th day of July, 2017.

STACK-IT STORAGE, INC.

By: D. Hughes Watler Jr.
D. Hughes Watler, Jr.,
Chief Financial Officer

ATTACHMENT
TO
ARTICLES OF MERGER

Article First of the Articles of Incorporation of Stack-It Storage, Inc. was amended by Section 2.2 of the Stock Purchase Agreement and Plan of Merger between Stack-It Storage, Inc. ("*Stack-It*") and Mobile Home Rental Holdings LLC ("*MHRH*), certain stockholders of Stack-It and the members of MHRH to read as follows:

"The name of the corporation is Manufactured Housing Properties, Inc."